Exhibit 10.2
AMERICAN FIRST NATIONAL BANK

December 13, 2012

Jonathan Carroll, President

Lazarus Energy LLC

801 Travis St., Suite 2100

Houston, TX 77002

Re: Extension of the Forbearance Agreement

Dear Mr. Carroll,

Attached please find the letter from USDA regarding the extension of the Forbearance Agreement.  The extension is good for another year starting October 25, 2012 through October 25, 2013.  A copy of the letter will also be sent to the related parties on the Forbearance Agreement.

If you have further questions, please do not hesitate to phone me.

Sincerely,

/s/ ANALIZA DEL VALLE
AnaLiza del Valle
SVP/SBA Manage

Encl: USDA Letter dated December 12, 2012, extension to the Forbearance Agreement

Cc:           Gel Tex Marketing, LLC
Milam Services
Milam Services, Inc.
Walter A. Schroeder, P.C.

9999 Bellaire Boulevard • Houston, Texas 77036 • Tel: 713-596-2888 • Fax: 713-596-2555
www.AFNB.com

USDA

United States Department of Agriculture

Rural Development

OFFICE OF THE STATE DIRECTOR

Ms. AnaLiza del Valle, Senior Vice President/SBA Manager
American First National Bank
9999 Bellaire Boulevard
Houston, Texas 77036

RE: Lazarus Energy, LLC
Nixon, Wilson County, Texas
Forbearance Agreement
Business & Industry Guarantee Loan Servicing — $10,000,000
12 DEC 2012

Dear Ms. del Valle:

This is in response to your October 25, 2012, memorandum and accompanying attachments. You have requested concurrence for the following servicing actions: 1) Extension of the Forbearance Agreement for the period of October 25, 2012, through October 25, 2013; 2) reamortization of the loan; 3) application of the additional payment of $83,333.33 from Genesis Energy, LLC (GEL) to go towards the $526,971.96 accrued interest on the Guaranteed Loan. Once the repaid interest has been paid, the $83,333.33 amount will be deposited into the Payment Reserve Account for a period of 12 months.

As part of previous servicing transaction, both Genesis and Lazarus asked the lender to forbear foreclosing on the refinery for a total of 24 months, split into two 12 months segments.

In the event of continued non-monetary default, the forbearance agreement could be extended for an additional 12 months if all three of the following conditions were met: Lien Holder submitted payments in the amount of either the Tank Storage Fee or Regular Monthly Payment, as applicable, during each of the twelve (12) months of the Forbearance Period; The Services must have been completed under the Construction Contract; The Facility must be operational and generating Gross Profits to the extent that Lien Holder is receiving regular monthly payments.

Based on the information provided, we concur with your request. However, in the event the borrower is unable to make the regular required payments and perform under the terms of the Forbearance Agreement, your lending institution should proceed to maximize recovery. Please note that RD Instruction 4279-A, section 4279.72(a), states in part: "The guarantee will be unenforceable to the extent that any loss is occasioned by a provision of interest on interest."

In the process of reamortizing the loan, please ensure that there is no capitalization of unpaid interest. Compounded interest is prohibited under Agency regulations.

101 South Main - Federal Building, Suite 102. Temple, TX 76501
Phone: (254) 742-9780 • Fax (254) 742-9753 • TDD: (254) 742-97122'• Web: http://www.rurdev.usda cloy

Committed to the future of rural communities.

"USDA is an equal opportunity provider, employer and lender."
To file a complaint of discrimination write USDA, Director, Office of Civil Rights, 1400 Independence Avenue, SW.,
Washington, DC 20250-9410 or call (800) 795-3272 (voice) or (202)720-6382 (TDD).

Ms. del Valle	Page 2

In the process of modifying the original promissory note, the original promissory note is not to be terminated. The termination of the original promissory note will cancel the Loan Note Guarantee.

You must ensure that the borrower continues to demonstrate satisfactory progress towards resolving environmental issues.

The Agency acknowledges that the borrower has completed the Blue Dolphin Energy Company transaction without the lender's or Agency's concurrence. We note that your legal counsel has provided an opinion stating that it does not believe that the guaranteed loan and security for such was adversely impacted by the transaction.

Should you have any questions or need additional information, please contact Daniel Torres, Business and Cooperatives Programs Director, or Shelton C. Rhodes, Loan Specialist, at (254) 742-9780.

Sincerely,

/s/ FRANCISCO VALENTIN, JR.
Francisco Valentin, Jr. State Director